Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

citizens financial services, inc. reports unaudited full year and fourth quarter 2021 financial results

MANSFIELD, PENNSYLVANIA— January 21, 2022 – Citizens Financial Services, Inc. (OTC Pink: CZFS), parent company of First Citizens Community Bank, released today its unaudited consolidated financial results for the three months and year ended December 31, 2021.

Highlights

•	Net income was $29.1 million for 2021, which is 16.0% higher than 2020’s net income. The effective tax rate for 2021 was 17.6% compared to 17.3% in 2020.

•
Net income was $6.9 million for the three months ended December 31, 2021, which is 3.9% less than the net income for 2020’s comparable period. The effective tax rate for the three months ended December 31, 2021 was 18.3% compared to 17.8% in the comparable period in 2020.

•	Net interest income before the provision for loan losses was $66.1 million for the year ended December 31, 2021, an increase of $3.9 million, or 6.3%, over 2020.

•
Non-performing assets decreased $4.3 million during 2021 and totaled $8,842,000 as of December 31, 2021. As a percent of loans, non-performing assets decreased from 0.93% at December 31, 2020 to 0.61% at December 31, 2021.

•
Return on average equity for the three months (annualized) and the year ended December 31, 2021 was 13.11% and 14.26% compared to 15.20% and 14.21% for the three months (annualized) and the year ended December 31, 2020, respectively.

•
Return on average tangible equity (non-GAAP) for the three months (annualized) and the year ended December 31, 2021 was 15.53% and 17.01% compared to 18.37% and 17.16% for the three months (annualized) and the year ended December 31, 2020, respectively. (1)

•
Return on average assets for the three months (annualized) and the year ended December 31, 2021 was 1.34% and 1.45% compared to 1.55% and 1.46% for the three months (annualized) and the year ended December 31, 2020, respectively.

Covid 19 pandemic response and loan profile

•
During 2021, the Company participated in the Paycheck Protection Program (PPP) for loans provided under the auspices of the Small Business Administration (SBA). As of December 31, 2021, 64 loans with a balance of $6.8 million remain outstanding under this program. During 2021, we originated 388 loans with aggregate balances of $24.3 million. As of December 31, 2021, 6 loans that were originated under this program in 2020 remain outstanding and have a balance of $806,000. The loans earn interest at 1% per annum and the processing fee paid by the SBA will be accreted into income over the life of the loans. The SBA has issued guidance for forgiveness with a streamlined approach for loans of $150,000 or less. Of the PPP loans outstanding, 46 loans, or 71.9% of the remaining PPP loans, had an original balance less than $150,000. The outstanding balance for these 46 loans as of December 31, 2021 was approximately $1.5 million.

•
Under our COVID loan modification program, during 2021 we provided relief to 19 customers with outstanding balances of $26.7 million, which includes residential, commercial and agricultural customers. As of December 31, 2021, all loans had returned to their original terms that were modified under this program.

•
The Company tracks industry concentrations to identify risks that could lead to additional credit risk exposure. As a result of the Covid 19 pandemic, the Company has determined that hotels/motels, restaurants, and amusement/theme parks represent a higher level of credit risk. At December 31, 2021, the Company had limited loan concentrations to these industries as follows:

o	Hotels/Motels - $82.4 million or 5.7% of outstanding loans
o	Restaurants - $17.7 million or 1.2% of outstanding loans
o	Amusement/Theme parks - $8.9 million, or 0.6% of outstanding loans

2021 Compared to 2020

•
For 2021, net income totaled $29,118,000 which compares to net income of $25,103,000 for 2020, an increase of $4,015,000 or 16.0%.  Basic earnings per share of $7.38 for 2021 compares to $6.53 for last year.  Return on equity for 2021 and 2020 was 14.26% and 14.21%, while  return on assets was 1.45% and 1.46%, respectively.

•
Net interest income before the provision for loan loss for 2021 totaled $66,112,000 compared to $62,191,000 for 2020, resulting in an increase of $3,921,000, or 6.3%.  Average interest earning assets increased $287.8 million for 2021 compared to 2020, primarily due to the assets acquired as part of the MidCoast acquisition in the second quarter of 2020 being outstanding for the entire period of 2021 and organic growth primarily in the Delaware region. Average loans increased $133.4 million while average investment securities increased $88.5 million. The yield on interest earning assets decreased 53 basis points to 3.89%, while the cost of interest-bearing liabilities decreased 15 basis points to 0.49%. The yield on interest earning assets in 2020 benefitted approximately $820,000 from the pay-off of two purchase credit impaired loans acquired as part of The First National Bank of Fredericksburg acquisition in 2015.  The decrease in the cost of interest-bearing liabilities was due to the Federal Reserve rate cuts made in response to the COVID-19 pandemic in the first quarter of 2020. The tax effected net interest margin for 2021 was 3.52% compared to 3.92% for last year.

•
The provision for loan losses for 2021 was $1,550,000 compared to $2,400,000 for 2020, a decrease of $850,000.  The decrease in the provision is due to less organic loan growth in 2021 compared to 2020 and improved credit metrics for the Bank in 2021.

•
Total non-interest income was $12,305,000 for 2021, which is $883,000 more than the non-interest income of $11,422,000 for 2020. The primary drivers were the earnings on bank owned life insurance, which increased $1,133,000 as the result of the passing of two former employees, an increase in equity security gains of $380,000 as a result of market performance and an increase in service charge income of $534,000 as a result of waiving fees in 2020 in response to the pandemic. Other income decreased $576,000 in 2021 compared to 2020 due to a decrease in  fee income on derivative transactions for customers. The gain on loans sold decreased $885,000 due to decrease in the number of loans sold in 2021 compared to 2020 due to fewer customers refinancing loans.

•
Total non-interest expenses for 2021 totaled $41,550,000 compared to $40,847,000 for the same period last year, which is an increase of $703,000. The primary driver of the increase was salary and benefit costs and occupancy costs, which increased compared to 2020 due to the additional headcount and branches acquired as part of the MidCoast acquisition.

•
The provision for income taxes increased $936,000 when comparing 2021 to 2020 as a result of an increase in income before income tax of $4,951,000. The effective tax rate was 17.6% and 17.3% for 2021 and 2020, respectively. It should be noted the earnings on bank owned life insurance are exempt from federal income tax.

Fourth Quarter of 2021 Compared to the Fourth Quarter of 2020

•
For the three months ended December 31, 2021, net income totaled $6,944,000 which compares to net income of $7,227,000 for the comparable period of 2020, a decrease of $283,000 or 3.9%.  Basic earnings per share of $1.76 for the three months ended December 31, 2021 compares to $1.83 for the 2020 comparable period. Annualized return on equity for the three months ended December 31, 2021 and 2020 was 13.11% and 15.20%, while annualized return on assets was 1.34% and 1.55%, respectively.

•
Net interest income before the provision for loan losses for the three months ended December 31, 2021 totaled $16,869,000 compared to $16,545,000 for the three months ended December 31, 2020, resulting in an increase of $324,000. Average interest earning assets increased $214.5 million for the three months ended December 31, 2021 compared to the same period last year as a result of the interest bearing cash, investments and  organic loan growth funded by deposit growth.  Average loans increased $59.8 million while average investment securities increased $107.3 million and average interest bearing cash holdings increased $49.9 million. The tax effected net interest margin for the three months ended December 31, 2021 was 3.44% compared to 3.82% for the same period last year, which was impacted by the decrease in the average yield on interest earning assets of 47 basis points to 3.77%.

•
No provision for loan losses  was recorded in the fourth quarter of 2021 due to improved credit metrics in the fourth quarter and limited loan activity in the fourth quarter. The provision for the fourth quarter of 2020 was $900,000 due to $39.4 million of net organic growth during that quarter. The provision for 2020 was also impacted more heavily by the COVID-19 pandemic.

•
Total non-interest income was $2,512,000 for the three months ended December 31, 2021, which is $1,452,000 less than the comparable period last year.  The primary drivers were a decrease in the gains on loans sold of $712,000 due to a decrease in the amount of loans sold compared to the fourth quarter of 2020 and a decrease in other income of $728,000 due to fee income on derivative transactions for customers.

•
Total non-interest expenses for the three months ended December 31, 2021 totaled $10,883,000 compared to $10,821,000 for the same period last year, which is an increase of $62,000, or 0.6%. The primary driver of the increase was other expenses, which increased $432,000, which was driven by a partial settlement of the Company’s pension plan in the fourth quarter due to lump sum distributions to former employees of the Company.

•
The provision for income taxes decreased $7,000 when comparing the three months ended December 31, 2021 to the same period in 2020 as a result of a decrease in income before income tax of $290,000.  The effective tax rate was 18.3% and 17.8% for the three months ended December 31, 2021 and 2020, respectively.

Balance Sheet and Other Information:

•
At December 31, 2021, total assets were $2.14 billion compared to $1.89 billion at December 31, 2020. The loan to deposit ratio as of December 31, 2021 was 78.51% compared to 88.45% as of December 31, 2020.

•
Available for sale securities of $412.4 million at December 31, 2021 increased $117.2 million from December 31, 2020. The yield on the investment portfolio decreased from 2.55% to 1.96% on a tax equivalent basis due to securities purchased at a discount that were called in the first quarter of 2020 and purchases made in a lower rate environment in the second half of 2020 and all of 2021.

•	Net loans as of December 31, 2021 totaled $1.42 billion and increased $34.8 million from December 31, 2020 as a result of organic growth in the Delaware market offset by PPP loan forgiveness.

•
The allowance for loan losses totaled $17,304,000 at December 31, 2021 which is an increase of $1,489,000 from December 31, 2020.  The increase is due to recording a provision for loan losses of $1,550,000 and recoveries of $153,000, offset by charge-offs of $214,000. The allowance as a percent of total loans was 1.20% as of December 31, 2021 and 1.13% as of December 31, 2020.

•
Deposits increased $247.3 million from December 31, 2020, to $1.84 billion at December 31, 2021, primarily due to customers holding more cash due to the pandemic and government stimulus funds provided to customers. Brokered CD’s decreased $23.8 million.  Non-interest-bearing deposits increased $54.3 million due to additional cash holdings by customers.

•
Borrowed funds decreased $14.9 million from December 31, 2020 to $74.0 million at December 31, 2021. The Company paid off $26.8 million of long term borrowings during the year, which were offset by a $2.1 million increase in repurchase agreements and the issuance of $10.0 million of subordinated debt in the second quarter of 2021.

•
Stockholders’ equity totaled $212.5 million at December 31, 2021, compared to $194.3 million at December 31, 2020, an increase of $18.2 million. The increase was attributable to net income for 2021 totaling $29.1 million, offset by cash dividends totaling $7.4 million and net treasury stock activity of $934,000.  As a result of changes in interest rates impacting the fair value of investment securities, derivative instruments and the Company’s pension plan, accumulated other comprehensive income, decreased $2.7 million from December 31, 2020.

Dividend Declared

On December 6, 2021, the Board of Directors declared a cash dividend of $0.470 per share, which was paid on December 30, 2021 to shareholders of record at the close of business on December 16, 2021. This quarterly cash dividend is an increase of 3.10% over the regular cash dividend of $0.456 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2021.

Citizens Financial Services, Inc. has nearly 1,900 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, duration and impact of the COVID-19 pandemic; changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1)	See reconciliation of GAAP and non-GAAP financial measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except share and per share data)
	As of or For The		As of or For The
	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Income and Performance Ratios
Net Income	$6,944	$7,227	$29,118	$25,103
Return on average assets (annualized)	1.34%	1.55%	1.45%	1.46%
Return on average equity (annualized)	13.11%	15.20%	14.26%	14.21%
Return on average tangible equity (annualized) (a)	15.53%	18.37%	17.01%	17.16%
Net interest margin (tax equivalent)(a)	3.44%	3.82%	3.52%	3.92%
Earnings per share - basic (b)	$1.76	$1.83	$7.38	$6.53
Earnings per share - diluted (b)	$1.76	$1.83	$7.38	$6.53
Cash dividends paid per share (b)	$0.470	$0.456	$1.861	$1.900
Number of shares used in computation - basic (b)	3,943,334	3,951,217	3,945,299	3,844,241
Number of shares used in computation - diluted (b)	3,943,387	3,951,225	3,945,299	3,846,082

Asset quality
Allowance for loan and lease losses	$17,304	$15,815
Non-performing assets	$8,842	$13,093
Allowance for loan and lease losses/total loans	1.20%	1.13%
Non-performing assets to total loans	0.61%	0.93%
Annualized net charge-offs to total loans	0.01%	0.07%	0.00%	0.03%

Equity
Book value per share (b)	$53.91	$48.40
Tangible Book value per share (a) (b)	$45.54	$40.05
Market Value (Last reported trade of month)	$60.70	$60.00
Common shares outstanding	3,944,420	3,921,408

Other
Average Full Time Equivalent Employees	295.2	294.8	290.8	280.7
Loan to Deposit Ratio	78.51%	88.45%
Trust assets under management	$154,840	$150,348
Brokerage assets under management	$282,058	$241,003

Balance Sheet Highlights	December 31,	December 31,
	2021	2020

Assets	$2,143,863	$1,891,674
Investment securities	414,672	297,120
Loans (net of unearned income)	1,441,533	1,405,281
Allowance for loan losses	17,304	15,815
Deposits	1,836,151	1,588,858
Stockholders' Equity	212,492	194,259

(a) See reconcilation of GAAP and Non-GAAP measures at the end of the press release
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31,	December 31,
(in thousands except share data)	2021	2020
ASSETS:
Cash and due from banks:
Noninterest-bearing	$14,051	$16,374
Interest-bearing	158,782	52,333
Total cash and cash equivalents	172,833	68,707

Interest bearing time deposits with other banks	11,026	13,758

Equity securities	2,270	1,931

Available-for-sale securities	412,402	295,189

Loans held for sale	4,554	14,640

Loans (net of allowance for loan losses: $17,304 at December 31, 2021 and
$15,815 at December 31, 2020)	1,424,229	1,389,466

Premises and equipment	17,016	16,948
Accrued interest receivable	5,235	5,998
Goodwill	31,376	31,376
Bank owned life insurance	38,503	32,589
Other intangibles	1,627	1,668
Other assets	22,792	19,404

TOTAL ASSETS	$2,143,863	$1,891,674

LIABILITIES:
Deposits:
Noninterest-bearing	$358,073	$303,762
Interest-bearing	1,478,078	1,285,096
Total deposits	1,836,151	1,588,858
Borrowed funds	73,977	88,838
Accrued interest payable	711	1,017
Other liabilities	20,532	18,702
TOTAL LIABILITIES	1,931,371	1,697,415
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2021 or 2020	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at December 31, 2021 and December 31, 2020:
issued 4,388,901 shares at December 31, 2021 and 4,350,342 shares at December 31, 2020	4,389	4,350
Additional paid-in capital	78,395	75,908
Retained earnings	146,010	126,627
Accumulated other comprehensive (loss) income	(155)	2,587
Treasury stock, at cost: 444,481 shares at December 31, 2021 and 428,492 shares
at December 31, 2020	(16,147)	(15,213)
TOTAL STOCKHOLDERS' EQUITY	212,492	194,259
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$2,143,863	$1,891,674

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except share and per share data)	2021	2020	2021	2020
INTEREST INCOME:
Interest and fees on loans	$16,802	$16,775	$66,371	$63,538
Interest-bearing deposits with banks	112	103	447	401
Investment securities:
Taxable	955	878	3,820	4,090
Nontaxable	549	532	2,201	1,869
Dividends	87	123	378	398
TOTAL INTEREST INCOME	18,505	18,411	73,217	70,296
INTEREST EXPENSE:
Deposits	1,292	1,572	5,837	6,851
Borrowed funds	344	294	1,268	1,254
TOTAL INTEREST EXPENSE	1,636	1,866	7,105	8,105
NET INTEREST INCOME	16,869	16,545	66,112	62,191
Provision for loan losses	-	900	1,550	2,400
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	16,869	15,645	64,562	59,791
NON-INTEREST INCOME:
Service charges	1,276	1,114	4,755	4,221
Trust	191	261	865	803
Brokerage and insurance	435	356	1,625	1,297
Gains on loans sold	174	886	1,283	2,168
Equity security gains (losses), net	51	235	339	(41)
Available for sale security gains, net	-	3	212	305
Earnings on bank owned life insurance	185	181	1,828	695
Other	200	928	1,398	1,974
TOTAL NON-INTEREST INCOME	2,512	3,964	12,305	11,422
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,590	6,779	25,902	24,190
Occupancy	744	666	2,966	2,557
Furniture and equipment	112	170	519	757
Professional fees	373	337	1,526	1,517
FDIC insurance expense	135	135	522	476
Pennsylvania shares tax	24	59	880	868
Amortization of intangibles	46	54	192	216
Merger and acquisition	-	-	-	2,179
Software expenses	318	338	1,321	1,155
ORE expenses	56	230	439	451
Other	2,485	2,053	7,283	6,481
TOTAL NON-INTEREST EXPENSES	10,883	10,821	41,550	40,847
Income before provision for income taxes	8,498	8,788	35,317	30,366
Provision for income taxes	1,554	1,561	6,199	5,263
NET INCOME	$6,944	$7,227	$29,118	$25,103

PER COMMON SHARE DATA:
Net Income - Basic	$1.76	$1.83	$7.38	$6.53
Net Income - Diluted	$1.76	$1.83	$7.38	$6.53
Cash Dividends Paid	$0.470	$0.456	$1.861	$1.900

Number of shares used in computation - basic	3,943,334	3,951,217	3,945,299	3,844,241
Number of shares used in computation - diluted	3,943,387	3,951,225	3,945,299	3,846,082

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except per share data)		Three Months Ended,
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2021	2021	2021	2021	2020
Interest income	$18,505	$18,342	$18,075	$18,295	$18,411
Interest expense	1,636	1,752	1,863	1,854	1,866
Net interest income	16,869	16,590	16,212	16,441	16,545
Provision for loan losses	-	400	500	650	900
Net interest income after provision for loan losses	16,869	16,190	15,712	15,791	15,645
Non-interest income	2,461	2,618	2,677	3,998	3,726
Investment securities gains, net	51	234	29	237	238
Non-interest expenses	10,883	10,400	10,320	9,947	10,821
Income before provision for income taxes	8,498	8,642	8,098	10,079	8,788
Provision for income taxes	1,554	1,578	1,451	1,616	1,561
Net income	$6,944	$7,064	$6,647	$8,463	$7,227
Earnings Per Share Basic	$1.76	$1.79	$1.69	$2.14	$1.83
Earnings Per Share Diluted	$1.76	$1.79	$1.69	$2.14	$1.83

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended December 31,
	2021			2020
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Interest-bearing deposits at banks	107,948	38	0.14	58,054	14	0.09
Interest bearing time deposits at banks	11,266	74	2.57	13,758	89	2.57
Investment securities	400,922	1,737	1.73	293,649	1,673	2.28
Loans: (2)(3)(4)
Residential mortgage loans	202,357	2,402	4.71	204,095	2,711	5.28
Construction loans	67,907	690	4.03	28,214	336	4.74
Commercial Loans	758,133	9,301	4.87	692,745	8,805	5.06
Agricultural Loans	345,420	3,757	4.32	356,317	3,927	4.38
Loans to state & political subdivisions	46,307	367	3.14	76,421	749	3.90
Other loans	27,720	357	5.11	30,246	390	5.13
Loans, net of discount (2)(3)(4)	1,447,844	16,874	4.62	1,388,038	16,918	4.85
Total interest-earning assets	1,967,980	18,723	3.77	1,753,499	18,694	4.24
Cash and due from banks	6,421			7,021
Bank premises and equipment	17,142			17,686
Other assets	73,929			91,806
Total non-interest earning assets	97,492			116,513
Total assets	2,065,472			1,870,012
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	476,634	301	0.25	412,472	198	0.19
Savings accounts	305,962	74	0.10	252,019	90	0.14
Money market accounts	285,952	182	0.25	229,433	202	0.35
Certificates of deposit	332,880	735	0.87	382,188	1,082	1.13
Total interest-bearing deposits	1,401,428	1,292	0.37	1,276,112	1,572	0.49
Other borrowed funds	76,970	344	1.78	96,565	294	1.21
Total interest-bearing liabilities	1,478,398	1,636	0.44	1,372,677	1,866	0.54
Demand deposits	360,645			289,632
Other liabilities	14,519			17,472
Total non-interest-bearing liabilities	375,164			307,104
Stockholders' equity	211,910			190,231
Total liabilities & stockholders' equity	2,065,472			1,870,012
Net interest income		17,087			16,828
Net interest spread (5)			3.34%			3.70%
Net interest income as a percentage
of average interest-earning assets			3.44%			3.82%
Ratio of interest-earning assets
to interest-bearing liabilities			133%			128%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2021 and 2020. See reconciliation of GAAP and non-GAAP measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Year Ended December 31,
	2021			2020
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Short-term investments:
Interest-bearing deposits at banks	108,872	124	0.11	41,330	37	0.09
Total short-term investments	108,872	124	0.11	41,330	37	0.09
Interest bearing time deposits at banks	12,527	323	2.57	14,139	364	2.57
Investment securities:
Taxable	252,470	4,198	1.66	188,241	4,488	2.38
Tax-exempt (3)	104,379	2,786	2.67	80,131	2,366	2.95
Investment securities	356,849	6,984	1.96	268,372	6,854	2.55
Loans: (2)(3)(4)
Residential mortgage loans	203,062	9,867	4.86	210,696	11,161	5.30
Construction loans	56,315	2,292	4.07	26,343	1,288	4.89
Commercial Loans	739,000	36,215	4.90	590,469	31,087	5.26
Agricultural Loans	349,951	15,079	4.31	357,201	16,022	4.49
Loans to state & political subdivisions	52,804	1,871	3.54	86,143	3,458	4.01
Other loans	24,125	1,385	5.74	20,986	1,185	5.65
Loans, net of discount (2)(3)(4)	1,425,257	66,709	4.68	1,291,838	64,201	4.97
Total interest-earning assets	1,903,505	74,140	3.89	1,615,679	71,456	4.42
Cash and due from banks	6,525			7,487
Bank premises and equipment	17,194			17,286
Other assets	75,410			79,305
Total non-interest earning assets	99,129			104,078
Total assets	2,002,634			1,719,757
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	457,189	1,387	0.30	383,931	1,102	0.29
Savings accounts	290,376	322	0.11	241,429	476	0.20
Money market accounts	257,937	684	0.27	205,142	1,012	0.49
Certificates of deposit	351,265	3,444	0.98	345,397	4,261	1.23
Total interest-bearing deposits	1,356,767	5,837	0.43	1,175,899	6,851	0.58
Other borrowed funds	84,621	1,268	1.50	93,237	1,254	1.34
Total interest-bearing liabilities	1,441,388	7,105	0.49	1,269,136	8,105	0.64
Demand deposits	341,604			257,285
Other liabilities	15,420			16,662
Total non-interest-bearing liabilities	357,024			273,947
Stockholders' equity	204,222			176,674
Total liabilities & stockholders' equity	2,002,634			1,719,757
Net interest income		67,035			63,351
Net interest spread (5)			3.40%			3.78%
Net interest income as a percentage
of average interest-earning assets			3.52%			3.92%
Ratio of interest-earning assets
to interest-bearing liabilities			132%			127%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2021 and 2020. See reconciliation of GAAP and non-GAAP measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Real estate:
Residential	$201,097	$204,853	$202,171	$203,273	$201,911
Commercial	687,338	657,485	641,633	605,547	596,255
Agricultural	312,011	312,442	310,274	315,313	315,158
Construction	55,036	68,408	63,065	42,651	35,404
Consumer	25,858	31,042	8,684	26,181	30,277
Other commercial loans	74,585	92,188	104,349	109,168	114,169
Other agricultural loans	39,852	28,562	33,720	41,378	48,779
State & political subdivision loans	45,756	47,928	51,213	60,890	63,328
Total loans	1,441,533	1,442,908	1,415,109	1,404,401	1,405,281
Less: allowance for loan losses	17,304	17,334	16,931	16,560	15,815
Net loans	$1,424,229	$1,425,574	$1,398,178	$1,387,841	$1,389,466

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$967	$1,482	$1,495	$2,383	$4,120

Non-accrual loans	$7,616	$8,858	$9,082	$10,680	$10,732
Loans past due 90 days or more and accruing	46	83	49	478	525
Non-performing loans	$7,662	$8,941	$9,131	$11,158	$11,257
OREO	1,180	1,277	1,811	1,720	1,836
Total Non-performing assets	$8,842	$10,218	$10,942	$12,878	$13,093

	3 Months	3 Months	3 Months	3 Months	3 Months
	Ended	Ended	Ended	Ended	Ended
Analysis of the Allowance for loan Losses	December 31,	September 30,	June 30,	March 31,	December 31,
(In Thousands)	2021	2021	2021	2021	2020
Balance, beginning of period	$17,334	$16,931	$16,560	$15,815	$15,169
Charge-offs	(65)	(7)	(138)	(4)	(276)
Recoveries	35	10	9	99	22
Net (charge-offs) recoveries	(30)	3	(129)	95	(254)
Provision for loan losses	-	400	500	650	900
Balance, end of period	$17,304	$17,334	$16,931	$16,560	$15,815

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except share and per share data)

	As of
	December 31,
	2021	2020
Tangible Equity
Stockholders Equity - GAAP	$212,492	$194,259
Accumulated other comprehensive loss (income)	155	(2,587)
Intangible Assets	(33,003)	(33,044)
Tangible Equity - Non-GAAP	179,644	158,628
Shares outstanding adjusted for June 2021 stock Dividend	3,944,420	3,960,409
Tangible Book value per share - non-GAAP	$45.54	$40.05

	As of
	December 31,
	2021	2020
Tangible Equity per share
Stockholders Equity per share - GAAP	$53.87	$49.05
Adjustments for accumulated other comprehensive loss ( income)	0.04	(0.65)
Book value per share - GAAP	53.91	48.40
Adjustments for intangible assets	(8.37)	(8.35)
Tangible Book value per share - Non-GAAP	$45.54	$40.05

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Return on Average Tangible Equity
Average Stockholders Equity - GAAP	$210,801	$193,117	$205,449	$178,789
Average Accumulated Other Comprehensive loss ( income)	1,109	(2,886)	(1,227)	(2,115)
Average Intangible Assets	(33,009)	(32,843)	(33,018)	(30,376)
Average Tangible Equity - Non-GAAP	178,901	157,388	171,204	146,298
Net Income	$6,944	7,227	$29,118	$25,103
Annualized Return on Average Tangible Equity - Non-GAAP	15.53%	18.37%	17.01%	17.16%

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
Reconciliation of net interest income on fully taxable equivalent basis	2021	2020	2021	2020
Total interest income	$18,505	$18,411	$73,217	$70,296
Total interest expense	1,636	1,866	7,105	8,105
Net interest income	16,869	16,545	66,112	62,191
Tax equivalent adjustment	218	283	923	1,160
Net interest income (fully taxable equivalent)	$17,087	$16,828	$67,035	$63,351